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                                                                    EXHIBIT 21.1

                               INKTOMI CORPORATION

                                  SUBSIDIARIES

C2B Technologies, Inc., a Delaware corporation, doing business under the name "Inktomi Corporation."

EScene Networks, Inc., a Delaware corporation, doing business under the name "Inktomi Corporation."

FastForward Networks, Inc., a Delaware corporation, doing business under the name "Inktomi Corporation."

Impulse! Buy Network, Inc., a California corporation, doing business under the name "Inktomi Corporation."

Inktomi Australia Pty Limited, a corporation organized under the laws of Australia, doing business as "Inktomi Australia Pty Limited."

Inktomi Canada Corporation, a corporation organized under the laws of New Brunswick, Canada, doing business as "Inktomi Canada Corporation."

Inktomi Japan KK, a corporation organized under the laws of Japan, doing business as "Inktomi Japan KK."

Inktomi Korea Inc., a corporation organized under the laws of Korea, doing business as "Inktomi Korea Inc."

Inktomi Limited, a corporation organized under the laws of the United Kingdom, doing business as "Inktomi Limited."

Inktomi SAS, a corporation organized under the laws of France, doing business as "Inktomi SAS".

Inktomi SRL, a corporation organized under the laws of Italy, doing business as "Inktomi SRL".

Ultraseek, Inc., a California corporation, doing business under the name "Inktomi Corporation."

WebSpective Software, Inc., a Delaware corporation, doing business under the name "Inktomi Corporation."